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                                                                    EXHIBIT 99.2

IBM LAUNCHES MAJOR UNIX INITIATIVE
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Significant support from SCO, Sequent, Intel and OEMs

SOMERS, N.Y., October 26, 1998 . . . IBM today announced a major UNIX operating system initiative with a number of industry partners. This initiative will create a high-volume platform that will expand business opportunities for ISVs and OEMs.

As part of this initiative, a UNIX operating system will be developed for Intel's IA-64 using IBM's AIX operating system's enterprise capabilities complemented with technology from SCO's UnixWare and Sequent's PTX operating system. IBM will also transfer AIX technology to SCO's UnixWare and promote the offering in the UNIX on IA-32 market. The result will be a single UNIX operating system product line that runs on IA-32, IA-64 and IBM microprocessors, in computers that range from entry-level to large enterprise servers.

IBM will make significant investments to make this the leading UNIX operating system. IBM's investments will be directed at: porting IBM's middleware portfolio; operating system development to exploit Intel IA-32 and IA-64 and IBM's Power architecture; and investments in technical and marketing support for ISVs.

Intel is providing substantive technical and marketing support to make this operating system the leading UNIX for Intel platforms. IBM and Intel are creating a multi-million dollar ISV fund for this UNIX. This will help software companies deliver middleware tools and application programs for this UNIX environment.

In support of this initiative, IBM has forged alliances with SCO and Sequent, and has gained support from leading OEMs and ISVs.

SCO, the market share volume leader of UNIX operating systems, and IBM will collaborate to accelerate enhancements to SCO's UnixWare product for IA-32. Also, SCO and IBM will work together to co-develop and market this UNIX for the IA-64 based market.

Sequent, the leading provider of high-end, Intel-based UNIX systems, will be a co-developer, contributing its cc:NUMA technology and Intel architecture expertise.

"The combination of IBM's enterprise expertise and software, SCO's shrink-wrap UNIX expertise and channels, Sequent's system expertise on IA, and the price-performance benefits of Intel architecture will make this a high-volume UNIX leader," said John Miner, vice president and general manager of Intel's enterprise server group. "Intel strongly supports this software initiative, and will work with IBM and SCO to make this the first UNIX port for all computer manufacturers and software developers."

"We're extending into broader markets with our award-winning AIX software that delivers the reliability and security required of an enterprise-class operating system," said Bob Stephenson, senior vice president, IBM Server Group. "Working with these companies, we're capitalizing on the base of proven leadership technologies to deliver the world's best UNIX on Power microprocessor and high-volume Intel microprocessor systems."

"SCO is delighted to be at the heart of this major announcement," said Doug Michels, SCO's CEO. "It's a great opportunity to take SCO's products to a new range of enterprise customers. Customers can now deploy major applications on both 32-bit and 64-bit technology, with the volume economics of a reliable, scaleable UNIX-on-Intel. We see this collaboration with IBM -- the company that invented enterprise computing -- and Intel, as a major benefit for our customers, OEM partners, and ISVs."

"Sequent is committed to delivering our customers the industry's leading UNIX for IA-64 with the introduction of Merced-based systems. The AIX partnership provides the clear choice, combining proven technology, tremendous resources and unprecedented industry support," said Casey Powell, chairman and CEO of Sequent.
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A number of computer systems manufacturers announced their plans to use the new
UNIX software. They include Acer, CETIA (a subsidiary of Thomson-CSF), Groupe Bull, ICL, Motorola Computer Group, and Unisys Computer Systems.

Leading software companies announced their support for the new UNIX software. They include BEA Systems, BMC Software, Data Pro Accounting Software, Informix, Infospace, Micro Focus, Netscape, Novell, Pick Systems, PeopleSoft, Progress Software, Real World, Risk Management Technology, Software AG, SAS Institute and TakeFive.

IBM also announced it will deliver its software products, such as the DB2 database program, on the SCO UnixWare software.

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All other trademarks are the property of their respective companies.